As filed with the Securities and Exchange Commission on December 20, 2018
Registration No. 333-136975

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
POST-EFFECTIVE AMENDMENT NO. 1
FORM S-8
REGISTRATION STATEMENT NO. 333-136975

UNDER THE SECURITIES ACT OF 1933
____________________
CITIZENS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)
Pennsylvania (State or other jurisdiction of incorporation or organization)	22-2265045 (I.R.S. Employer Identification Number)
15 South Main Street Mansfield, PA 16933 (Address of Principal Executive Offices)	16933 (Zip Code)

Citizens Financial Services, Inc. 2006 Restricted Stock Plan
(Full title of the plan)
Randall E. Black
President and Chief Executive Officer
Citizens Financial Services, Inc.
15 South Main Street
Mansfield, Pennsylvania 16933
(570) 662-2121
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

Citizens Financial Services, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to deregister any and all shares of the Registrant’s common stock, no par value (the “Securities”), registered but unissued or unsold as of the date hereof under the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on August 29, 2006 (File No. 333-136975) (the “Registration Statement”).  This Post-Effective Amendment is made in accordance with undertakings by the Registrant in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remained unsold at the termination of the offering.
The Registrant has terminated the offering of its Securities pursuant to the Registration Statement, and hereby terminates the effectiveness of the Registration Statement and removes from registration any and all Securities registered but unissued or unsold thereunder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, Commonwealth of Pennsylvania, on December 18, 2018.
CITIZENS FINANCIAL SERVICES, INC.

By:  /s/ Randall E. Black___________
Randall E. Black, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated:
Signature	Title	Date
/s/ Randall E. Black________________ Randall E. Black	President, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2018
/s/ Mickey L. Jones________________ Mickey L. Jones	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	December 18, 2018
/s/ R. Lowell Coolidge_____________ R. Lowell Coolidge	Director	December 18, 2018
/s/ Rudolph J. Van der Hiel_________ Rudolph J. Van der Hiel	Director	December 18, 2018
/s/ Robert W. Chappell_____________ Robert W. Chappell	Director	December 18, 2018
/s/ R. Joseph Landy_______________ R. Joseph Landy	Director	December 18, 2018
/s/ Roger C. Graham, Jr.____________ Roger C. Graham, Jr.	Director	December 18, 2018
/s/ E. Gene Kosa__________________ E. Gene Kosa	Director	December 18, 2018
/s/ Renaldo A. DePaola_____________ Renaldo A. DePaola	Director	December 18, 2018
/s/ Thomas E. Freeman_____________ Thomas E. Freeman	Director	December 18, 2018
/s/ Alletta M. Schadler_____________ Alletta M. Schadler	Director	December 18, 2018
/s/ David Z. Richards, Jr.___________ David Z. Richards, Jr.	Director	December 18, 2018
/s/Christopher Kunes Christopher Kunes	Director	December 18, 2018